Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

THOMAS GROUP ANNOUNCES

REGAINED NASDAQ COMPLIANCE FOR CONTINUED LISTING

Irving, Texas — September 7, 2010 — Thomas Group, Inc. (NasdaqCM: TGISD) (the “Company”), a global change management and operations improvement consulting firm, today announced that The NASDAQ Stock Market (“NASDAQ”) notified the Company that it has regained compliance with NASDAQ’s minimum $1.00 per share bid price requirement, and further, that the Company currently meets the other applicable standards for continued listing.  Accordingly, the Company’s common stock will continue to be listed on The NASDAQ Capital Market.

As previously announced, following a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”), the Panel determined to continue the Company’s listing subject to the condition that, on or before September 13, 2010, the Company must have evidenced a closing bid price for its common stock of $1.00 per share or more for at least the ten prior consecutive trading days, among other things.  For ten consecutive trading days, from August 23, 2010 to September 3, 2010, the closing bid price of the Company’s common stock exceeded the $1.00 per share threshold, and on September 3, 2010, the closing bid price was $1.70 per share.  Accordingly, the Company satisfied the Panel’s condition, and the delisting proceeding is now closed.

The Company’s shares will continue to trade on NASDAQ under the symbol “TGISD” until the close of trading on Tuesday, September 13, 2010, at which point the fifth character “D” will drop off and the trading symbol will revert to “TGIS.”  In accordance with NASDAQ requirements, the fifth character “D” was added to the Company’s trading symbol on August 16, 2010, to reflect the one-for-five share reverse stock split of the Company’s common stock.

Contact:	Frank Tilley, Chief Financial Officer and Vice President
972.869.3400
ftilley@thomasgroup.com
http://www.thomasgroup.com

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About Thomas Group

Thomas Group, Inc. (NasdaqCM: TGISD) is an international, publicly-traded professional services firm specializing in operational improvements. Thomas Group’s unique brand of process improvement and performance management services enable businesses to enhance operations, improve productivity and quality, reduce costs, generate cash and drive higher profitability. Known for Breakthrough Process Performance, Thomas Group creates and implements customized improvement strategies for sustained performance improvements in all facets of the business enterprise. Thomas Group has offices in Dallas, Boston and Washington, D.C. For more information, please visit www.thomasgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act:

Any statements in this release that are not strictly historical statements, including statements about the Company’s beliefs and expectations, are “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements, including general economic and business conditions that may impact clients and the Company’s revenues, timing and awarding of customer contracts, revenue recognition, competition and cost factors as well as other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2009. These forward-looking statements may be identified by words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “could,” “should,” “may,” “would,” “continue,” “forecast,” and other similar expressions. These forward-looking statements speak only as of the date of this release. Except as required by law, the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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